               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 of Skyway Communications Holding Corporation. of our
report dated July 29, 2004, relating to the financial statements of Skyway
Communications Holding Corporation as of April 30, 2004, and the year then ended.

Stark Winter Schenkein & Co., LLP
Certified Public Accountants

September 23, 2004
Denver, Colorado